Exhibit 99.1

ESSEX
PROPERTY TRUST, INC.

SECOND QUARTER 2019
Earnings Release & Supplemental Financial Information

BRIO
LEASING OFFICE

Brio
300 Apartment Homes
Walnut Creek, CA

 ESSEX PROPERTY TRUST, INC .1100 Park Place, Suite 200 San Mateo, CA 94403(650) 655-7800  INVESTOR RELATIONS Rylan BurnsDirector of Investor Relations (650) 655-7800      Brio300 Apartment Homes Walnut Creek, CA  SECOND QUARTER 2019Earnings Release & Supplemental Financial Information

Essex Announces Second Quarter 2019 Results

San Mateo, California—July 24, 2019—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its second quarter 2019 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the quarter ended June 30, 2019 are detailed below.

	Three Months Ended June 30,			Six Months Ended June 30,
			%			%
	2019	2018	Change	2019	2018	Change
Per Diluted Share
Net Income	$1.40	$1.52	-7.9%	$3.21	$2.90	10.7%
Total FFO	$3.36	$3.17	6.0%	$6.69	$6.52	2.6%
Core FFO	$3.33	$3.14	6.1%	$6.57	$6.23	5.5%

Second Quarter 2019 Highlights:

•
Reported Net Income per diluted share for the second quarter of 2019 of $1.40, compared to $1.52 in the second quarter of 2018. The decrease is attributable to gains on sale of real estate in the second quarter of 2018.

•	Grew Core FFO per diluted share by 6.1% compared to the second quarter of 2018, exceeding the midpoint of the guidance range by $0.11.

•	Achieved same-property gross revenue and net operating income (“NOI”) growth of 3.5% and 4.1%, respectively, compared to the second quarter of 2018.

•
Raised the midpoint of full-year guidance for same-property gross revenues and NOI by 0.25% and 0.65%, respectively. Full-year same-property expense guidance was lowered by 0.80% at the midpoint, primarily attributable to favorable tax assessments in Washington.

•	Increased full-year Net Income per diluted share guidance range to $5.84 to $6.02. Provided Net Income guidance range for the third quarter of $1.27 to $1.37 per diluted share.

•	Increased full-year Total FFO per diluted share guidance range to $13.31 to $13.49. Provided Total FFO guidance range for the third quarter of $3.26 to $3.36 per diluted share.

•
Raised full-year Core FFO per diluted share guidance by $0.20 per share at the midpoint to a range of $13.19 to $13.37. Provided Core FFO guidance range for the third quarter of $3.26 to $3.36 per diluted share.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“We are pleased to report strong second quarter results with Core FFO per share growth exceeding the high-end of our guidance range. Market conditions remain favorable, particularly in technology - driven Northern California and Seattle, where job growth continues to exceed the national average. Personal income growth continues to outpace rents, improving rental affordability in all of our markets. Better market conditions, favorable tax assessments, and an improving cost of capital have resulted in a meaningful increase to the midpoint of our full-year Core FFO per share guidance range,” commented Michael Schall, President and CEO of the Company.

 Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended June 30, 2019 compared to the quarter ended June 30, 2018, and the sequential percentage change for the quarter ended June 30, 2019 compared to the quarter ended March 31, 2019, by submarket for the Company:

	Q2 2019 vs. Q2 2018	Q2 2019 vs. Q1 2019	% of Total
	Gross Revenues	Gross Revenues	Q2 2019 Revenues
Southern California
Los Angeles County	3.4%	0.3%	19.0%
Orange County	2.8%	0.7%	10.9%
San Diego County	3.2%	1.2%	8.5%
Ventura County and Other	3.2%	0.6%	4.9%
Total Southern California	3.2%	0.6%	43.3%
Northern California
Santa Clara County	3.9%	0.8%	18.8%
Alameda County	3.0%	0.6%	6.9%
San Mateo County	4.4%	0.5%	5.0%
Contra Costa County	2.7%	0.6%	4.8%
San Francisco	5.9%	2.6%	3.3%
Total Northern California	3.8%	0.9%	38.8%
Seattle Metro	3.5%	1.0%	17.9%
Same-Property Portfolio	3.5%	0.8%	100.0%

	Year-Over-Year Growth			Year-Over-Year Growth
	Q2 2019 compared to Q2 2018			YTD 2019 compared to YTD 2018
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	3.2%	4.5%	2.7%	3.1%	3.8%	2.9%
Northern California	3.8%	3.6%	3.9%	3.6%	2.3%	4.1%
Seattle Metro	3.5%	-7.3%	8.4%	3.0%	2.0%	3.5%
Same-Property Portfolio	3.5%	1.8%	4.1%	3.3%	2.9%	3.4%

	Sequential Growth
	Q2 2019 compared to Q1 2019
	Gross Revenues	Operating Expenses	NOI
Southern California	0.6%	-0.7%	1.2%
Northern California	0.9%	-1.1%	1.6%
Seattle Metro	1.0%	-9.5%	5.7%
Same-Property Portfolio	0.8%	-2.6%	2.1%

	Financial Occupancies
	Quarter Ended
	6/30/2019	3/31/2019	6/30/2018
Southern California	96.7%	96.8%	96.8%
Northern California	96.6%	97.1%	96.7%
Seattle Metro	96.4%	96.9%	96.3%
Same-Property Portfolio	96.6%	96.9%	96.7%

Investment Activity

Real Estate

In June 2019, the Company purchased a 300 unit apartment home community located in Walnut Creek, CA for $164.9 million in a DownREIT structure. Concurrent with the closing of the acquisition, the Company assumed a $98.7 million mortgage loan with an effective interest rate of 3.2% and a maturity date in 2025.

Preferred Equity

In April 2019, the Company originated two preferred equity investments in multifamily developments located in Oakland, CA. The first is a $36.8 million investment with an initial preferred return of 10.3%, and the second is a $11.8 million investment with an initial preferred return of 11.0%. Both investments will be funded through the third and fourth quarter of 2019.

Development Activity

The table below represents the development communities in lease-up and the current leasing status as of July 22, 2019.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 7/22/19	Status
Station Park Green - Phase II	San Mateo, CA	199	100%	24.1%	In Lease-Up
Mylo	Santa Clara, CA	476	100%	21.9%	Pre-Leasing
Total/Average % Leased		675		22.5%

liquidity and balance sheet

Common Stock

The Company did not issue any shares of common stock through its equity distribution program in the second quarter of 2019.

Balance Sheet

As of July 22, 2019, the Company had $1.0 billion in undrawn capacity on its unsecured credit facilities.

Guidance

For the second quarter of 2019, the Company exceeded the midpoint of the guidance range provided in its first quarter 2019 earnings release for Core FFO by $0.11 per share.

The following table provides a reconciliation of second quarter 2019 Core FFO per share to the midpoint of the guidance provided in the first quarter 2019 earnings release, which was dated April 24, 2019.

Per Diluted Share
Projected midpoint of Core FFO per share for Q2 2019	$3.22
NOI from consolidated communities	0.10
FFO from Co-Investments	0.01
Core FFO per share for Q2 2019 reported	$3.33

The table below provides key changes to the 2019 full-year assumptions for Net Income, Total FFO, Core FFO per diluted share, and same-property growth. For additional details regarding the Company’s 2019 assumptions, please see page S-14 of the accompanying supplemental financial information. For the third quarter of 2019, the Company has established a range for Core FFO per diluted share of $3.26 to $3.36.

2019 Full-Year Guidance

	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint
Per Diluted Share
Net Income	$5.49 - $5.83	$5.66	$5.84 - $6.02	$5.93
Total FFO	$13.01 - $13.35	$13.18	$13.31 - $13.49	$13.40
Core FFO	$12.90 - $13.25	$13.08	$13.19 - $13.37	$13.28
Same-Property Growth
Gross Revenues	2.5% to 3.5%	3.0%	3.0% to 3.5%	3.3%
Operating Expenses	2.5% to 3.5%	3.0%	2.0% to 2.4%	2.2%
NOI	2.1% to 3.9%	3.0%	3.2% to 4.1%	3.7%

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, July 25, 2019 at 10 a.m. PT (1 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the second quarter 2019 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13692128. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 246 apartment communities comprising approximately 60,000 apartment homes with an additional 6 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REIT’s calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and six months ended June 30, 2019 and 2018 (in thousands, except for share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
Funds from Operations attributable to common stockholders and unitholders	2019	2018	2019	2018
Net income available to common stockholders	$92,275	$100,440	$211,133	$191,358
Adjustments:
Depreciation and amortization	119,465	119,330	240,033	238,435
Gains not included in FFO	(870)	(22,244)	(32,405)	(22,244)
Depreciation and amortization from unconsolidated co-investments	14,631	15,720	29,821	31,579
Noncontrolling interest related to Operating Partnership units	3,228	3,460	7,399	6,592
Depreciation attributable to third party ownership and other	(236)	(233)	(466)	(465)
Funds from Operations attributable to common stockholders and unitholders	$228,493	$216,473	$455,515	$445,255
FFO per share – diluted	$3.36	$3.17	$6.69	$6.52
Expensed acquisition and investment related costs	$24	$68	$56	$125
(Gain) loss on sale of marketable securities	(556)	131	(498)	(549)
Unrealized losses (gains) on marketable securities	56	(122)	(4,454)	754
Unrealized gain on unconsolidated co-investments	—	—	(314)	—
Interest rate hedge ineffectiveness (1)	—	40	181	96
Gain on early retirement of debt, net	(332)	—	(1,668)	—
Co-investment promote income	—	—	(809)	(20,541)
Income from early redemption of preferred equity investments	(732)	(1,578)	(832)	(1,602)
General and administrative and other, net	—	—	—	2,433
Insurance reimbursements and legal settlements, net	(38)	(450)	(248)	(450)
Core Funds from Operations attributable to common stockholders and unitholders	$226,915	$214,562	$446,929	$425,521
Core FFO per share – diluted	$3.33	$3.14	$6.57	$6.23
Weighted average number of shares outstanding diluted (2)	68,079,855	68,331,709	68,063,937	68,324,230

(1)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of the Company’s interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense. On January 1, 2019, the Company adopted ASU No. 2017-12 “Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities,” which resulted in a cumulative effect adjustment of $181,000 from interest expense to accumulated other comprehensive income.

(2)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s condensed consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Earnings from operations	$124,560	$138,516	$240,255	$249,063
Adjustments:
Corporate-level property management expenses	8,212	7,782	16,365	15,552
Depreciation and amortization	119,465	119,330	240,033	238,435
Management and other fees from affiliates	(2,260)	(2,197)	(4,595)	(4,505)
General and administrative	13,927	11,125	27,386	25,938
Expensed acquisition and investment related costs	24	68	56	125
Gain on sale of real estate and land	—	(22,244)	—	(22,244)
NOI	263,928	252,380	519,500	502,364
Less: Non-same property NOI	(15,959)	(14,224)	(28,697)	(27,886)
Same-Property NOI	$247,969	$238,156	$490,803	$474,478

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from the economic conditions, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; there may be a downturn in general economic conditions, the real estate industry, and the markets in which the Company’s communities are located; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, “Reconciliations of Non-GAAP Financial Measures and Other Terms,” of the accompanying supplemental financial information.  The supplemental financial information is available on the Company’s website at www.essex.com.

Contact Information
Rylan Burns
Director of Investor Relations
(650) 655-7800
rburns@essex.com

Q2 2019 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2
Consolidated Funds From Operations	S-3
Consolidated Balance Sheets	S-4
Debt Summary – June 30, 2019	S-5
Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – June 30, 2019	S-6
Portfolio Summary by County – June 30, 2019	S-7
Operating Income by Quarter – June 30, 2019	S-8
Same-Property Revenue Results by County – Quarters ended June 30, 2019 and 2018, and March 31, 2019	S-9
Same-Property Revenue Results by County – Six months ended June 30, 2019 and 2018	S-9.1
Same-Property Operating Expenses – Quarter and Year to Date as of June 30, 2019 and 2018	S-10
Development Pipeline – June 30, 2019	S-11
Redevelopment Pipeline – June 30, 2019	S-12
Capital Expenditures – June 30, 2019	S-12.1
Co-investments and Preferred Equity Investments – June 30, 2019	S-13
Assumptions for 2019 FFO Guidance Range	S-14
Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1
Summary of Apartment Community Acquisitions and Dispositions Activity	S-15
2019 MSA Level Forecast: Supply, Jobs and Apartment Market Conditions	S-16
Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 – S-17.4

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Operating Results	Three Months Ended		Six Months Ended
(Dollars in thousands, except share and per share amounts)	June 30,		June 30,
	2019	2018	2019	2018

Revenues:
Rental and other property	$359,375	$346,526	$713,263	$691,473
Management and other fees from affiliates	2,260	2,197	4,595	4,505
	361,635	348,723	717,858	695,978

Expenses:
Property operating	95,447	94,146	193,763	189,109
Corporate-level property management expenses	8,212	7,782	16,365	15,552
Depreciation and amortization	119,465	119,330	240,033	238,435
General and administrative	13,927	11,125	27,386	25,938
Expensed acquisition and investment related costs	24	68	56	125
	237,075	232,451	477,603	469,159
Gain on sale of real estate and land	—	22,244	—	22,244
Earnings from operations	124,560	138,516	240,255	249,063
Interest expense, net(1)	(52,137)	(54,050)	(103,735)	(106,641)
Interest and other income	8,347	6,895	20,608	12,804
Equity income from co-investments	16,959	15,049	33,235	47,823
Gain on early retirement of debt, net	332	—	1,668	—
Gain on remeasurement of co-investment	—	—	31,535	—
Net income	98,061	106,410	223,566	203,049
Net income attributable to noncontrolling interest	(5,786)	(5,970)	(12,433)	(11,691)
Net income available to common stockholders	$92,275	$100,440	$211,133	$191,358

Net income per share - basic	$1.40	$1.52	$3.21	$2.90

Shares used in income per share - basic	65,718,806	66,047,751	65,710,842	66,045,897

Net income per share - diluted	$1.40	$1.52	$3.21	$2.90

Shares used in income per share - diluted	65,821,815	66,096,349	65,802,417	66,088,803

(1)	Refer to page S-17.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Operating Results	Three Months Ended		Six Months Ended
Selected Line Item Detail	June 30,		June 30,
(Dollars in thousands)	2019	2018	2019	2018

Rental and other property(1)
Rental income	$353,167	$340,481	$700,972	$679,496
Other property	6,208	6,045	12,291	11,977
Rental and other property	$359,375	$346,526	$713,263	$691,473

Property operating expenses
Real estate taxes	$36,285	$36,035	$75,703	$73,748
Administrative	20,654	21,222	42,040	42,099
Maintenance and repairs	20,939	19,729	40,605	39,177
Utilities	17,569	17,160	35,415	34,085
Property operating expenses	$95,447	$94,146	$193,763	$189,109

Interest and other income
Marketable securities and other income	$7,809	$6,454	$15,408	$12,559
Gain (loss) on sale of marketable securities	556	(131)	498	549
Unrealized (losses) gains on marketable securities	(56)	122	4,454	(754)
Insurance reimbursements and legal settlements, net	38	450	248	450
Interest and other income	$8,347	$6,895	$20,608	$12,804

Equity income from co-investments
Equity income from co-investments	$5,116	$4,492	$10,101	$8,781
Income from preferred equity investments	10,241	8,979	20,309	16,899
Unrealized gain on unconsolidated co-investments	—	—	314	—
Gain on sale of co-investment communities	870	—	870	—
Co-investment promote income	—	—	809	20,541
Income from early redemption of preferred equity investments	732	1,578	832	1,602
Equity income from co-investments	$16,959	$15,049	$33,235	$47,823

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$3,228	$3,460	$7,399	$6,592
DownREIT limited partners’ distributions	1,645	1,590	3,209	3,180
Third-party ownership interest	913	920	1,825	1,919
Noncontrolling interest	$5,786	$5,970	$12,433	$11,691

(1)
On January 1, 2019, the Company adopted ASU No. 2016-02 “Leases.” As a result of this adoption certain amounts previously classified as other property revenue have been reclassified to rental income. Prior period amounts have been adjusted to conform to the current period’s presentation.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Funds From Operations(1)	Three Months Ended			Six Months Ended
(Dollars in thousands, except share and per share amounts and in footnotes)	June 30,			June 30,
	2019	2018	% Change	2019	2018	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$92,275	$100,440		$211,133	$191,358
Adjustments:
Depreciation and amortization	119,465	119,330		240,033	238,435
Gains not included in FFO	(870)	(22,244)		(32,405)	(22,244)
Depreciation and amortization from unconsolidated co-investments	14,631	15,720		29,821	31,579
Noncontrolling interest related to Operating Partnership units	3,228	3,460		7,399	6,592
Depreciation attributable to third party ownership and other(2)	(236)	(233)		(466)	(465)
Funds from operations attributable to common stockholders and unitholders	$228,493	$216,473		$455,515	$445,255
FFO per share-diluted	$3.36	$3.17	6.0%	$6.69	$6.52	2.6%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$24	$68		$56	$125
(Gain) loss on sale of marketable securities	(556)	131		(498)	(549)
Unrealized losses (gains) on marketable securities	56	(122)		(4,454)	754
Unrealized gain on unconsolidated co-investments	—	—		(314)	—
Interest rate hedge ineffectiveness(3)	—	40		181	96
Gain on early retirement of debt, net	(332)	—		(1,668)	—
Co-investment promote income	—	—		(809)	(20,541)
Income from early redemption of preferred equity investments	(732)	(1,578)		(832)	(1,602)
General and administrative and other, net	—	—		—	2,433
Insurance reimbursements and legal settlements, net	(38)	(450)		(248)	(450)
Core funds from operations attributable to common stockholders and unitholders	$226,915	$214,562		$446,929	$425,521
Core FFO per share-diluted	$3.33	$3.14	6.1%	$6.57	$6.23	5.5%

Changes in core items:
Same-property NOI	$9,813			$16,325
Non-same property NOI	1,735			811
Management and other fees, net	63			90
FFO from co-investments	797			2,972
Interest and other income	1,355			2,849
Interest expense	1,873			2,991
General and administrative	(2,802)			(3,881)
Corporate-level property management expenses	(430)			(813)
Other items, net	(51)			64
	$12,353			$21,408

Weighted average number of shares outstanding diluted(4)	68,079,855	68,331,709		68,063,937	68,324,230

(1)	Refer to page S-17.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest’s share of net operating income in these investments for the three and six months ended June 30, 2019 was $1.3 million and $2.6 million, respectively.

(3)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of the Company’s interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense. On January 1, 2019, the Company adopted ASU No. 2017-12 “Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities,” which resulted in a cumulative effect adjustment of $181,000 from interest expense to accumulated other comprehensive income.

(4)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)
	June 30, 2019	December 31, 2018

Real Estate:
Land and land improvements	$2,778,386	$2,701,356
Buildings and improvements	11,007,760	10,664,745
	13,786,146	13,366,101
Less: accumulated depreciation	(3,447,848)	(3,209,548)
	10,338,298	10,156,553
Real estate under development	542,207	454,629
Co-investments	1,324,081	1,300,140
	12,204,586	11,911,322
Cash and cash equivalents, including restricted cash	54,971	151,395
Marketable securities	215,434	209,545
Notes and other receivables	74,416	71,895
Operating lease right-of-use assets	76,205	—
Prepaid expenses and other assets	45,533	39,439
Total assets	$12,671,145	$12,383,596

Unsecured debt, net	$4,294,312	$3,799,316
Mortgage notes payable, net	1,429,939	1,806,626
Lines of credit	117,000	—
Operating lease liabilities	78,226	—
Other liabilities	369,722	348,335
Total liabilities	6,289,199	5,954,277
Redeemable noncontrolling interest	36,830	35,475
Equity:
Common stock	7	7
Additional paid-in capital	7,031,886	7,093,079
Distributions in excess of accumulated earnings	(857,994)	(812,796)
Accumulated other comprehensive loss, net	(18,992)	(13,217)
Total stockholders’ equity	6,154,907	6,267,073
Noncontrolling interest	190,209	126,771
Total equity	6,345,116	6,393,844
Total liabilities and equity	$12,671,145	$12,383,596

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Debt Summary - June 30, 2019
(Dollars in thousands, except in footnotes)

					Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:

			Weighted Average						Weighted Average Interest Rate
		Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total		Percentage of Total Debt
Unsecured Debt, net
	Bonds private - fixed rate	$275,000	4.5%	1.6	2019	$75,000	$43,081	$118,081	5.0%	2.1%
	Bonds public - fixed rate	3,700,000	3.9%	7.5	2020	-	695,580	695,580	4.9%	12.1%
	Term loan(1)	350,000	3.0%	2.6	2021	500,000	45,537	545,537	4.5%	9.5%
	Unamortized net discounts and debt issuance costs	(30,688)	—	—	2022	650,000	43,188	693,188	3.4%	12.0%
		4,294,312	3.9%	6.8	2023	600,000	2,945	602,945	3.7%	10.5%
Mortgage Notes Payable, net					2024	400,000	3,109	403,109	4.0%	7.0%
	Fixed rate - secured	1,151,765	4.7%	3.0	2025	500,000	102,329	602,329	3.6%	10.5%
	Variable rate - secured(2)	269,333	2.6%	17.2	2026	450,000	99,405	549,405	3.5%	9.6%
	Unamortized premiums and debt issuance costs, net	8,841	—	—	2027	350,000	153,955	503,955	3.6%	8.8%
	Total mortgage notes payable	1,429,939	4.3%	5.7	2028	—	68,332	68,332	4.1%	1.2%
					2029	500,000	31,156	531,156	4.0%	9.2%
Unsecured Lines of Credit					Thereafter	300,000	132,481	432,481	3.9%	7.5%
	Line of credit(3)	117,000	3.2%		Subtotal	4,325,000	1,421,098	5,746,098	4.0%	100.0%
	Line of credit(4)	—	3.2%		Debt Issuance Costs	(21,503)	(3,424)	(24,927)	NA	NA
	Total lines of credit	117,000	3.2%		(Discounts)/Premiums	(9,185)	12,265	3,080	NA	NA
					Total	$4,294,312	$1,429,939	$5,724,251	4.0%	100.0%
	Total debt, net	$5,841,251	4.0%

Capitalized interest for the three and six months ended June 30, 2019 was approximately $6.4 million and $12.3 million, respectively.

(1)
The unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175 million, which effectively converts the interest rate on $175 million of the term loan to a fixed rate of 2.3%.

(2)	$269.3 million of variable rate debt is tax exempt to the note holders. $9.9 million is subject to interest rate cap protection agreements.
(3)
As of June 30, 2019, this unsecured line of credit facility had a capacity of $1.2 billion, with a scheduled maturity date in December 2022 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on this line was based on a tiered rate structure tied to the Company’s corporate ratings and was LIBOR plus 0.825%.

(4)
This unsecured line of credit facility has a capacity $35.0 million and is scheduled to mature in February 2021. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - June 30, 2019
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants(1)	Actual	Requirement
Total debt, net			$5,841,251
				Adjusted Debt to Adjusted Total Assets:	36%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			65,727
Limited partnership units(1)			2,258
Options-treasury method			110	Secured Debt to Adjusted Total Assets:	9%	< 40%
Total shares of common stock and potentially dilutive securities			68,095

Common stock price per share as of June 30, 2019			$291.93
				Interest Coverage:	450%	> 150%
Total equity capitalization			$19,878,973

Total market capitalization			$25,720,224	Unsecured Debt Ratio(2):	272%	> 150%

Ratio of debt to total market capitalization			22.7%
				Selected Credit Ratios(3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.5
Fitch	BBB+	Positive
Moody’s	Baa1	Stable		Unencumbered NOI to Adjusted Total NOI:	80%
Standard & Poor’s	BBB+	Stable
				(1)	Refer to page S-17.4 for additional information on the Company’s Public Bond Covenants.
(1)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.			(2)	Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3)	Refer to pages S-17.1 to S-17.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Portfolio Summary by County as of June 30, 2019

	Apartment Homes				Average Monthly Rental Rate(1)			Percent of NOI(2)
Region - County	Consolidated(3)	Unconsolidated Co-investments(3)	Apartment Homes in Development(4)	Total	Consolidated	Unconsolidated Co-investments(5)	Total(6)	Consolidated	Unconsolidated Co-investments(5)	Total(6)

Southern California
Los Angeles County	9,097	1,563	200	10,860	$2,447	$2,135	$2,421	18.6%	13.3%	18.1%
Orange County	5,553	1,149	—	6,702	2,209	1,927	2,182	10.4%	9.0%	10.3%
San Diego County	4,824	616	—	5,440	1,958	1,830	1,951	8.2%	4.5%	7.8%
Ventura County and Other	3,200	693	—	3,893	1,809	2,180	1,848	5.1%	6.5%	5.4%
Total Southern California	22,674	4,021	200	26,895	2,194	2,040	2,181	42.3%	33.3%	41.6%

Northern California
Santa Clara County(7)	7,931	2,006	745	10,682	2,823	2,903	2,832	20.2%	23.5%	20.5%
Alameda County	2,954	1,983	—	4,937	2,588	2,388	2,535	6.6%	20.3%	7.9%
San Mateo County	1,951	197	371	2,519	3,055	3,042	3,054	5.3%	2.4%	5.0%
Contra Costa County	2,570	49	—	2,619	2,363	4,743	2,389	4.8%	0.7%	4.4%
San Francisco	1,343	463	537	2,343	3,216	3,337	3,235	3.7%	6.2%	3.9%
Total Northern California	16,749	4,698	1,653	23,100	2,777	2,753	2,773	40.6%	53.1%	41.7%

Seattle Metro	10,238	1,582	—	11,820	1,878	1,868	1,877	17.1%	13.6%	16.7%

Total	49,661	10,301	1,853	61,815	$2,323	$2,342	$2,325	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total potential monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Actual NOI for the quarter ended June 30, 2019. See the section titled “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-17.3.
(3)	Includes all apartment communities with rental income.
(4)	Includes development communities with no rental income.
(5)	Co-investment amounts weighted for Company’s pro rata share.
(6)	At Company’s pro rata share.
(7)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Operating Income by Quarter(1)
(Dollars in thousands, except in footnotes)

	Apartment Homes	Q2 ‘19	Q1 ‘19	Q4 ‘18	Q3 ‘18	Q2 ‘18

Rental and other property revenues:
Same-property	47,902	$340,042	$337,352	$334,298	$331,695	$328,602
Acquisitions(2)	778	4,836	2,271	259	—	—
Development(3)	121	1,192	1,133	1,153	1,091	450
Redevelopment	621	5,223	5,212	5,160	5,125	5,036
Non-residential/other, net(4)	239	8,082	7,920	9,917	10,699	12,438
Total rental and other property revenues	49,661	359,375	353,888	350,787	348,610	346,526

Property operating expenses:
Same-property		92,073	94,518	94,479	93,500	90,446
Acquisitions(2)		1,384	796	77	—	—
Development(3)		506	525	535	638	498
Redevelopment		1,590	1,654	1,569	1,647	1,468
Non-residential/other, net(4)(5)		(106)	823	1,790	1,990	1,734
Total property operating expenses		95,447	98,316	98,450	97,775	94,146

Net operating income (NOI):
Same-property		247,969	242,834	239,819	238,195	238,156
Acquisitions(2)		3,452	1,475	182	—	—
Development(3)		686	608	618	453	(48)
Redevelopment		3,633	3,558	3,591	3,478	3,568
Non-residential/other, net(4)		8,188	7,097	8,127	8,709	10,704
Total NOI		$263,928	$255,572	$252,337	$250,835	$252,380

Same-property metrics
Operating margin		73%	72%	72%	72%	72%
Annualized turnover(6)		48%	41%	41%	56%	52%
Financial occupancy(7)		96.6%	96.9%	96.8%	96.4%	96.7%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2018.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2018.
(4)	Other real estate assets consists mainly of retail space, commercial properties, boat slips, held for sale properties, disposition properties, and student housing.
(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total potential rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Same-Property Revenue Results by County - Second Quarter 2019 vs. Second Quarter 2018 and First Quarter 2019
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q2 ‘19 % of Actual NOI	Q2 ‘19	Q2 ‘18	% Change	Q2 ‘19	Q2 ‘18	% Change	Q2 ‘19	Q2 ‘18	% Change	Q1 ‘19	% Change

Southern California
Los Angeles County	8,641	18.4%	$2,456	$2,375	3.4%	96.6%	96.6%	0.0%	$64,597	$62,488	3.4%	$64,373	0.3%
Orange County	5,553	10.8%	2,209	2,148	2.8%	96.3%	96.5%	-0.2%	37,058	36,043	2.8%	36,783	0.7%
San Diego County	4,824	8.5%	1,958	1,895	3.3%	97.0%	97.2%	-0.2%	29,068	28,168	3.2%	28,724	1.2%
Ventura County and Other	2,961	4.8%	1,780	1,716	3.7%	97.1%	97.6%	-0.5%	16,435	15,918	3.2%	16,342	0.6%
Total Southern California	21,979	42.5%	2,193	2,123	3.3%	96.7%	96.8%	-0.1%	147,158	142,617	3.2%	146,222	0.6%

Northern California
Santa Clara County(1)	7,453	19.7%	2,817	2,704	4.2%	96.7%	97.0%	-0.3%	63,954	61,563	3.9%	63,417	0.8%
Alameda County	2,954	6.9%	2,588	2,513	3.0%	96.1%	96.6%	-0.5%	23,378	22,694	3.0%	23,240	0.6%
San Mateo County	1,830	5.2%	3,024	2,872	5.3%	96.3%	97.0%	-0.7%	16,979	16,261	4.4%	16,891	0.5%
Contra Costa County	2,270	4.9%	2,363	2,303	2.6%	96.8%	96.7%	0.1%	16,450	16,020	2.7%	16,349	0.6%
San Francisco	1,178	3.1%	3,101	2,977	4.2%	96.5%	95.2%	1.4%	11,282	10,651	5.9%	10,993	2.6%
Total Northern California	15,685	39.8%	2,754	2,650	3.9%	96.6%	96.7%	-0.1%	132,043	127,189	3.8%	130,890	0.9%

Seattle Metro	10,238	17.7%	1,878	1,819	3.2%	96.4%	96.3%	0.1%	60,841	58,796	3.5%	60,240	1.0%

Total Same-Property	47,902	100.0%	$2,309	$2,231	3.5%	96.6%	96.7%	-0.1%	$340,042	$328,602	3.5%	$337,352	0.8%

(1)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Same-Property Revenue Results by County - Six months ended June 30, 2019 vs. Six months ended June 30, 2018
(Dollars in thousands, except average monthly rental rates)

		YTD	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	2019 % of Actual NOI	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change

Southern California
Los Angeles County	8,641	18.4%	$2,444	$2,365	3.3%	96.7%	96.7%	0.0%	$128,970	$124,568	3.5%
Orange County	5,553	10.8%	2,199	2,139	2.8%	96.5%	96.7%	-0.2%	73,841	72,117	2.4%
San Diego County	4,824	8.5%	1,950	1,885	3.4%	96.8%	97.1%	-0.3%	57,792	56,089	3.0%
Ventura County and Other	2,961	5.0%	1,772	1,706	3.9%	97.2%	97.6%	-0.4%	32,777	31,760	3.2%
Total Southern California	21,979	42.7%	2,183	2,114	3.3%	96.7%	96.9%	-0.2%	293,380	284,534	3.1%

Northern California
Santa Clara County(1)	7,453	19.7%	2,796	2,687	4.1%	97.0%	97.2%	-0.2%	127,371	122,655	3.8%
Alameda County	2,954	6.9%	2,573	2,501	2.9%	96.4%	96.8%	-0.4%	46,618	45,343	2.8%
San Mateo County	1,830	5.2%	2,995	2,855	4.9%	96.9%	97.4%	-0.5%	33,870	32,419	4.5%
Contra Costa County	2,270	4.9%	2,345	2,291	2.4%	97.0%	97.2%	-0.2%	32,799	32,092	2.2%
San Francisco	1,178	3.2%	3,074	2,965	3.7%	96.3%	95.7%	0.6%	22,275	21,317	4.5%
Total Northern California	15,685	39.9%	2,733	2,635	3.7%	96.8%	97.1%	-0.3%	262,933	253,826	3.6%

Seattle Metro	10,238	17.4%	1,862	1,809	2.9%	96.7%	96.6%	0.1%	121,081	117,509	3.0%

Total Same-Property	47,902	100.0%	$2,295	$2,219	3.4%	96.8%	96.9%	-0.1%	$677,394	$655,869	3.3%

(1)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-9.1

E S S E X P R O P E R T Y T R U S T, I N C.

Same-Property Operating Expenses - Quarter and Year to Date as of June 30, 2019 and 2018
(Dollars in thousands)

	Based on 47,902 apartment homes
	Q2 ‘19	Q2 ‘18	% Change	% of Op. Ex.	YTD 2019	YTD 2018	% Change	% of Op. Ex.
Same-property operating expenses:
Real estate taxes	$34,791	$34,900	-0.3%	37.8%	$72,128	$70,233	2.7%	38.7%
Maintenance and repairs	19,872	18,634	6.6%	21.6%	38,609	37,214	3.7%	20.7%
Administrative	17,090	16,764	1.9%	18.6%	34,553	33,935	1.8%	18.5%
Utilities	16,376	16,227	0.9%	17.8%	33,414	32,169	3.9%	17.9%
Insurance and other	3,944	3,921	0.6%	4.2%	7,887	7,840	0.6%	4.2%
Total same-property operating expenses	$92,073	$90,446	1.8%	100.0%	$186,591	$181,391	2.9%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Development Pipeline - June 30, 2019
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

	Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost(1)	Cost per Apartment Home(2)	Average % Occupied	% Leased(3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated(4)
	Station Park Green - Phase II(5)	San Mateo, CA	100%	199	—	$128	$13	$141	$141	$709	0%	0%	Q2 2017	Q3 2019	Q1 2020
	Station Park Green - Phase III(5)	San Mateo, CA	100%	172	—	107	17	124	124	721	0%	0%	Q3 2017	Q4 2019	Q2 2020
	Mylo(6)	Santa Clara, CA	100%	476	—	190	36	226	226	475	0%	0%	Q3 2016	Q3 2019	Q4 2020
	Wallace on Sunset(7)(8)	Hollywood, CA	100%	200	4,700	55	50	105	105	500	0%	0%	Q4 2017	Q2 2020	Q4 2020
Total Development Projects - Consolidated				1,047	4,700	480	116	596	596	564

Land Held for Future Development - Consolidated
	Other Projects(5)(8)	Various	100%			73	—	73	73
Total Development Pipeline - Consolidated				1,047	4,700	553	116	669	669

Development Projects - Joint Venture(4)
	Patina at Midtown(9)	San Jose, CA	50%	269	—	90	46	136	68	506	0%	0%	Q3 2017	Q4 2019	Q4 2020
	500 Folsom(10)	San Francisco, CA	50%	537	6,000	334	81	415	208	763	0%	0%	Q4 2015	Q3 2019	Q4 2020
Total Development Projects - Joint Venture				806	6,000	424	127	551	276	$677

Grand Total - Development Pipeline				1,853	10,700	$977	$243	$1,220	945				-
Essex Cost Incurred to Date - Pro Rata									(765)
Essex Remaining Commitment									$180

(1)	The Company’s share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only and are as of June 30, 2019.
(4)
For the second quarter of 2019, the Company’s cost includes $6.2 million of capitalized interest, $0.7 million of capitalized overhead and $1.1 million of development fees (such development fees reduced G&A expenses.

(5)
Development of Station Park Green - Phases II and III are reflected under Development Projects - Consolidated. Costs incurred for Station Park Green - Phase IV, which consists of 107 apartment homes, are included in Land Held for Future Development - Consolidated.

(6)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(7)	Wallace on Sunset was previously named Essex Hollywood.
(8)	Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(9)	Patina at Midtown was previously named Ohlone.
(10)	Estimated cost incurred to date and total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Redevelopment Pipeline - June 30, 2019
(Dollars in thousands)

		Total	Estimated	Estimated		NOI
	Apartment	Incurred	Remaining	Total	Project	Six Months Ended
Region/Project Name	Homes	To Date	Cost	Cost	Start Date	2019	2018

Same-Property - Redevelopment Projects(1)
Southern California
The Henley I & II (fka Hamptons)	215	$20,500	$3,100	$23,600	Q1 2014
Kings Road	196	8,100	4,100	12,200	Q4 2016
The Palms at Laguna Niguel	460	4,600	4,900	9,500	Q4 2016
Northern California
Crow Canyon	400	6,400	1,000	7,400	Q1 2017
Total Same-Property - Redevelopment Projects	1,271	$39,600	$13,100	$52,700		$12,476	$12,001

Non-Same Property - Redevelopment Projects
Southern California
Bunker Hill Towers	456	$77,700	$9,700	$87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects	456	$77,700	$9,700	$87,400		$4,299	$4,328

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Capital Expenditures - June 30, 2019(1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures(2)	Q2 ‘19	Q1 ‘19	Q4 ‘18	Q3 ‘18	Trailing 4 Quarters
Same-property portfolio	$14,727	$10,798	$14,430	$17,414	$57,369
Non-same property portfolio	2,176	1,892	1,748	2,453	8,269
Total revenue generating capital expenditures	$16,903	$12,690	$16,178	$19,867	$65,638

Number of same-property interior renovations completed	1,079	683	538	777	3,077
Number of total consolidated interior renovations completed	1,093	691	580	846	3,210

Non-Revenue Generating Capital Expenditures(3)	Q2 ‘19	Q1 ‘19	Q4 ‘18	Q3 ‘18	Trailing 4 Quarters

Non-revenue generating capital expenditures(4)	$22,763	$13,550	$20,863	$17,554	$74,730
Average apartment homes in quarter	49,511	49,205	49,110	49,172	49,249
Capital expenditures per apartment homes in the quarter	$460	$275	$425	$357	$1,517

(1)	The Company incurred $0.2 million of capitalized interest, $2.6 million of capitalized overhead and $0.2 million of co-investment fees related to redevelopment in Q2 2019.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-12.1

E S S E X P R O P E R T Y T R U S T, I N C.

Co-investments and Preferred Equity Investments - June 30, 2019
(Dollars in thousands)
	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended June 30, 2019	Six Months Ended June 30, 2019

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, and V	52%	4,671	$1,400,229	$803,441	$187,446	4.0%	3.5		$22,834	$44,625
BEXAEW, BEX II, and BEX III	50%	2,496	669,079	368,222	117,607	3.8%	3.8		10,492	20,639
CPPIB	54%	2,483	957,671	—	473,746	—	—		14,390	28,621
Other	49%	651	213,205	181,168	15,071	3.9%	4.2		3,613	8,520
Total Operating and Other Non-Consolidated Joint Ventures		10,301	$3,240,184	$1,352,831	$793,870	3.9%	3.6		$51,329	$102,405
Pre-Development and Development Non-Consolidated Joint Ventures(1)	50%	806	434,602	183,041	120,249	4.4%	23.8	(2)	—	—
Total Non-Consolidated Joint Ventures		11,107	$3,674,786	$1,535,872	$914,119	4.4%	23.8		$51,329	$102,405

									Essex Portion of NOI and Expenses
NOI									$26,921	$53,906
Depreciation									(14,631)	(29,821)
Interest expense and other									(7,174)	(13,984)
Gain on sale of co-investment communities									870	870
Unrealized gain on unconsolidated co-investments									—	314
Promote income									—	809
Net income from operating and other co-investments									$5,986	$12,094

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments

Income from preferred equity investments									$10,241	$20,309
Income from early redemption of preferred equity investments									732	832
Preferred Equity Investments(3)					$409,962	10.8%	2.5		$10,973	$21,141

Total Co-investments					$1,324,081				$16,959	$33,235

(1)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(2)	$132.0 million of the debt related to 500 Folsom, one of the Company’s development co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(3)	As of June 30, 2019, the Company has invested in 19 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.
Assumptions for 2019 FFO Guidance Range

The guidance projections below are based on current expectations and are forward-looking. See page S-14.1 for the reconciliations of earnings per share (“EPS”) to FFO per share and Core FFO per share. The guidance on this page is given for Net Operating Income (“NOI”) and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

($’s in thousands, except per share data)
	Six Months Ended June 30,	2019 Full-Year Guidance Range
	2019(1)	Low End	High End	Comments About Guidance Revisions

Total NOI from Consolidated Communities	$519,500	$1,042,700	$1,051,700	Includes a range of same-property NOI growth of 3.2% to 4.1%, an increase from the prior range of 2.1% to 3.9%. Includes the acquisition of Brio in June.

Management Fees	4,595	9,200	9,800

Interest Expense
Interest expense, before capitalized interest	(115,857)	(236,500)	(235,300)
Interest capitalized	12,303	22,300	23,300	Updated for timing of development deliveries and spend.
Net interest expense	(103,554)	(214,200)	(212,000)

Recurring Income and Expenses
Interest and other income	15,408	29,900	30,500
FFO from co-investments	60,231	121,800	122,800	Includes actual results through June and investment activity completed through mid-July.
General and administrative	(27,386)	(46,800)	(47,800)
Corporate-level property management expenses	(16,365)	(32,400)	(33,000)
Non-controlling interest	(5,500)	(12,300)	(11,700)
Total recurring income and expenses	26,388	60,200	60,800

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(56)	(100)	(200)
Gain on sale of marketable securities	498	498	498
Unrealized gains on marketable securities	4,454	4,454	4,454
Unrealized gain on unconsolidated co-investments	314	314	314
Interest rate hedge ineffectiveness	(181)	(181)	(181)
Gain on early retirement of debt, net	1,668	1,668	1,668
Co-investment promote income	809	809	809
Income from early redemption of preferred equity investments	832	832	832
Insurance reimbursements and legal settlements, net	248	248	248
Total non-core income and expenses	8,586	8,542	8,442

Funds from Operations(2)	$455,515	$906,442	$918,742

Funds from Operations per diluted share	$6.69	$13.31	$13.49

% Change - Funds from Operations	2.6%	4.3%	5.7%

Core Funds from Operations (excludes non-core items)	$446,929	$897,900	$910,300

Core Funds from Operations per diluted share	$6.57	$13.19	$13.37

% Change - Core Funds from Operations	5.5%	4.9%	6.3%

EPS - Diluted	$3.21	$5.84	$6.02

Weighted average shares outstanding - FFO calculation	68,064	68,100	68,100

(1) All non-core items are excluded from the YTD actuals and included in the non-core income and expense section of the FFO reconciliation.
(2) 2019 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

Projected EPS, FFO and Core FFO per diluted share

With respect to the Company’s guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2019 Guidance Range(1)
	Six Months Ended June 30, 2019	3rd Quarter 2019		Full-Year 2019
		Low	High	Low	High
EPS - diluted	$3.21	$1.27	$1.37	$5.84	$6.02
Conversion from GAAP share count	(0.11)	(0.04)	(0.04)	(0.20)	(0.20)
Depreciation and amortization	3.97	1.99	1.99	7.96	7.96
Noncontrolling interest related to Operating Partnership units	0.10	0.04	0.04	0.19	0.19
Gain on sale of real estate	—	—	—	—	—
Gain on remeasurement of co-investment	(0.48)	—	—	(0.48)	(0.48)
FFO per share - diluted	$6.69	$3.26	$3.36	$13.31	$13.49
Expensed acquisition and investment related costs	—	—	—	—	—
Gain on sale of marketable securities	(0.01)	—	—	(0.01)	(0.01)
Unrealized gains on marketable securities	(0.07)	—	—	(0.07)	(0.07)
Unrealized gain on unconsolidated co-investments	—	—	—	—	—
Interest rate hedge ineffectiveness	—	—	—	—	—
Gain on early retirement of debt, net	(0.02)	—	—	(0.02)	(0.02)
Co-investment promote income	(0.01)	—	—	(0.01)	(0.01)
Income from early redemption of preferred equity investments	(0.01)	—	—	(0.01)	(0.01)
Insurance reimbursements and legal settlements, net	—	—	—	—	—
Core FFO per share - diluted	$6.57	$3.26	$3.36	$13.19	$13.37

(1)
2019 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-14.1

E S S E X P R O P E R T Y T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of June 30, 2019
(Dollars in thousands)

Acquisitions			Essex			Total		Price per
Property Name	Location	Apartment Homes	Ownership Percentage	Entity	Date	Contract Price		Apartment Home(2)	Average Rent

One South Market(1)	San Jose, CA	312	100%	EPLP	Mar-19	$80,550		$560	$3,041
	Q1 2019	312				$80,550		$560

Brio(3)	Walnut Creek, CA	300	N/A	EPLP	Jun-19	$164,870	(4)	$550	$3,307
	Q2 2019	300				$164,870		$550

	2019 Total	612				$245,420		$553

Dispositions			Essex			Total		Price per
Property Name	Location	Apartment Homes	Ownership Percentage	Entity	Date	Sales Price		Apartment Home

Neither Essex nor its unconsolidated joint ventures sold any apartment communities during the first or second quarters of 2019.

(1)
In March 2019, the Company purchased the joint venture partner’s 45% membership interest in the One South Market co-investment based on an estimated property valuation of $179.0 million. In conjunction with the acquisition, $86.0 million of mortgage debt that encumbered the property was paid off.

(2)	Price per apartment home excludes value allocated to retail space.
(3)
In June 2019, the Company acquired Brio for a total contract price of $164.9 million in a DownREIT transaction. As part of the acquisition, the Company assumed $98.7 million of mortgage debt in the community. Based on a VIE analysis performed by the Company, the property was consolidated.

(4)	Brio contract price represents the total contract price at 100%.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

U.S. Macro Economic Assumptions: 2019 G.D.P. Growth: 2.5%, 2019 Job Growth: 1.3%
2019 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions

	Residential Supply(1)					Job Forecast(2)		Market Forecast(3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth

Los Angeles	11,750	6,000	17,750	0.8%	0.5%	55,700	1.2%	2.8%
Orange	3,500	4,500	8,000	0.9%	0.7%	20,350	1.2%	3.0%
San Diego	2,250	4,250	6,500	0.5%	0.5%	24,250	1.6%	3.6%
Ventura	500	750	1,250	0.8%	0.4%	4,450	1.4%	3.2%
So. Cal.	18,000	15,500	33,500	0.7%	0.6%	104,750	1.3%	3.1%

San Francisco	2,500	500	3,000	0.7%	0.4%	29,500	2.6%	3.5%
Oakland	3,500	4,000	7,500	1.0%	0.7%	18,150	1.5%	2.3%
San Jose	2,750	2,500	5,250	1.1%	0.8%	27,550	2.4%	3.6%
No. Cal.	8,750	7,000	15,750	1.0%	0.7%	75,200	2.2%	3.2%

Seattle	9,000	8,000	17,000	1.8%	1.3%	45,900	2.6%	2.9%

Weighted Average(4)	35,750	30,500	66,250	1.0%	0.7%	225,850	1.9%	3.1%

All data are based on Essex Property Trust, Inc. forecasts.

(1)     New Residential Supply: total supply includes the Company’s estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates based on an average trailing 12-month single family permits. Multifamily estimates include a new methodological enhancement to reflect the impact of continued construction delays in Essex markets. The delay-adjusted estimates reduce scheduled 2019 units by approximately 8% to reflect the recent cadence of delays in project completions.

(2) Job Forecast: refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.

(3) Market Forecast: the estimated rent growth represents the forecasted change in effective market rents for full year 2019 vs 2018 (excludes submarkets not targeted by Essex).

(4) Weighted Average: markets weighted by scheduled rent in the Company’s Portfolio.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, “Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized,” presented on page S-6, in the section titled “Selected Credit Ratios,” and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended
June 30,
2019
Net income available to common stockholders	$92,275
Adjustments:
Net income attributable to noncontrolling interest	5,786
Interest expense, net(1)	52,137
Depreciation and amortization	119,465
Income tax provision	50
Gain on sale of co-investment communities	(870)
Co-investment EBITDAre adjustments	21,805
EBITDAre	290,648

Gain on sale of marketable securities	(556)
Unrealized losses on marketable securities	56
Insurance reimbursements and legal settlements, net	(38)
Income from early redemption of preferred equity investments	(732)
Expensed acquisition and investment related costs	24
Gain on early retirement of debt, net	(332)
Adjusted EBITDAre	$289,070

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-17.1

E S S E X P R O P E R T Y T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations (“FFO”) and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2019	2019
Interest expense	$54,112	$107,755
Adjustments:
Total return swap income	(1,975)	(4,020)
Interest expense, net	$52,137	$103,735

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-17.2

E S S E X P R O P E R T Y T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios.” This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in “Adjusted EBITDAre Reconciliation” on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$5,841,251
Total debt from co-investments at pro rata share	787,452
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	21,847
Pro rata co-investments unamortized premiums, discounts,
and debt issuance costs	3,651
Consolidated cash and cash equivalents-unrestricted	(38,168)
Pro rata co-investment cash and cash equivalents-unrestricted	(25,760)
Marketable securities	(215,434)
Net Indebtedness	$6,374,839

Adjusted EBITDAre, annualized(1)	$1,156,280
Other EBITDAre normalization adjustments, net, annualized(2)	(927)
Adjusted EBITDAre, normalized and annualized	$1,155,353

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.5

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s condensed consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Earnings from operations	$124,560	$138,516	$240,255	$249,063
Adjustments:
Corporate-level property management expenses	8,212	7,782	16,365	15,552
Depreciation and amortization	119,465	119,330	240,033	238,435
Management and other fees from affiliates	(2,260)	(2,197)	(4,595)	(4,505)
General and administrative	13,927	11,125	27,386	25,938
Expensed acquisition and investment related costs	24	68	56	125
Gain on sale of real estate and land	—	(22,244)	—	(22,244)
NOI	263,928	252,380	519,500	502,364
Less: Non-same property NOI	(15,959)	(14,224)	(28,697)	(27,886)
Same-Property NOI	$247,969	$238,156	$490,803	$474,478

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-17.3

E S S E X P R O P E R T Y T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company’s unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company’s ability to expand or fully pursue its business strategies. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”).

The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company’s compliance with certain specified covenants that are contained in indentures related to the Company’s issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated February 11, 2019, filed by the Company as Exhibit 4.1 to the Company’s Form 8-K, filed on February 11, 2019. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended June 30, 2019, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended June 30, 2019 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized
Q2’19(1)
NOI	$1,055,712
Adjustments:
NOI from real estate assets sold	—
Other, net(2)	(11,169)
Adjusted Total NOI	1,044,543
Less: Encumbered NOI	(209,467)
Unencumbered NOI	$835,076

Encumbered NOI	$209,467
Unencumbered NOI	835,076
Adjusted Total NOI	$1,044,543

Unencumbered NOI to Adjusted Total NOI	80%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-17.4